   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 2003

                                                      REGISTRATION NO. 333-97059

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              _____________________

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________

                                MICROISLET, INC.
                 (Name Of Small Business Issuer In Its Charter)

            NEVADA                                        88-0408274
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                      2836
                          (Primary Standard Industrial
                           Classification Code Number)

                        6370 NANCY RIDGE DRIVE, SUITE 112
                          SAN DIEGO, CALIFORNIA, 92121
                                 (858) 657-0287

        (Address and Telephone Number of Principal Executive Offices and
                          Principal Place of Business)
                              _____________________
                               WILLIAM G. KACHIOFF
               VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                                MICROISLET, INC.
                        6370 NANCY RIDGE DRIVE, SUITE 112
                          SAN DIEGO, CALIFORNIA, 92121
                                 (858) 657-0287
            (Name, Address and Telephone Number of Agent For Service)
                              _____________________

                                   Copies To:
                              JOHN D. TISHLER, ESQ.
                             STEPHEN R. LASALA, ESQ.
                    PROCOPIO, CORY, HARGREAVES & SAVITCH LLP
                            530 B STREET, SUITE 2100
                           SAN DIEGO, CALIFORNIA 92101
                                 (619) 515-3208

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  No longer applicable because the shares are being removed from registration.

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [ ]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(d) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, CHECK THE FOLLOWING BOX. [ ]

THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITIES ACT OF 1933, ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(c) MAY DETERMINE.

                          DEREGISTRATION OF SECURITIES

         MicroIslet, Inc., a Nevada corporation ("MicroIslet"), filed a Registration Statement on Form SB-2 (File No. 333-97059) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on July 25, 2002 registering 705,956 shares of MicroIslet's common stock, par value $.001 per share to be sold by the selling stockholders named therein. MicroIslet subsequently filed Pre-Effective Amendment No. 1 to the Registration Statement on November 20, 2002, Pre-Effective Amendment No. 2 to the Registration Statement on January 10, 2003 and Pre-Effective Amendment No. 3 to the Registration Statement on February 10, 2003. The Commission declared the Registration Statement effective on February 13, 2003.

         In accordance with the undertaking contained in Part II, Item 28(a)(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-B, MicroIslet files this post-effective amendment to remove from registration all of the shares which remain unsold under the registration statement as of the date hereof. MicroIslet is deregistering these shares because its obligation to maintain the effectiveness of the Registration Statement with respect to such shares has expired.

         Accordingly, MicroIslet files this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to deregister up to 705,956 shares of its common stock covered by the Registration Statement that remain unsold as of the date hereof.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 13th day of November, 2003.

                                            MICROISLET, INC.

                                            /s/ John F. Steel IV

                                            John F. Steel IV
                                            Chairman and Chief Executive Officer
                                            (Principal Executive Officer)

Signature                                Title                                        Date
---------                                -----                                        ----
/s/ John F. Steel IV                     Chairman and Chief Executive Officer         November 13, 2003
                                         (Principal Executive Officer)
John F. Steel IV

/s/ William G. Kachioff                  Vice President, Finance and Chief            November 13, 2003
                                         Financial Officer (Principal Financial and
William G. Kachioff                      Accounting Officer)

/s/ Hartoun Harounian                    President, Chief Operating Officer and       November 13, 2003
                                         Director
Hartoun Harounian

____*___________________                 Director                                     November 13, 2003
Robert W. Anderson

____*___________________                 Director                                     November 13, 2003
James R. Gavin III, M.D., Ph.D.

                                         Director                                     November 13, 2003
____*___________________
Steven T. Frankel

*Executed on his behalf by John F. Steel IV as attorney-in-fact.